Exhibit 107

Calculation of Filing Fee

424(b)(5)
(Form Type)

Easterly Government Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o) (1)	--	--	$300,000,000	0.00014760	$44,280	--	--	--	--
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$300,000,000		$44,280
	Total Fees Previously Paid							--
	Total Fee Offsets							$32,730 (2)
	Net Fee Due							$11,550

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Easterly Government Properties, Inc.	424(b)(5)	333-253480	June 22, 2021	--	$32,730 (2)	Equity	Common Stock, par value $0.01 per share	--	$300,000,000 (2)	--
Fee Offset Sources	Easterly Government Properties, Inc.	424(b)(5)	333-253480	--	June 22, 2021	--	--	--	--	--	$32,730 (2)

(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), this “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table filed as Exhibit 107 to the registration statement on Form S-3 (Registration No. 333-277434) filed by Easterly Government Properties, Inc. (the “Company”) on February 28, 2024.

(2) The Company previously registered the offer and sale of shares of its common stock having an aggregate offering price of $300,000,000 by means of a 424(b)(5) prospectus supplement, dated June 22, 2021 (the “Original Prospectus Supplement”), filed pursuant to a registration statement on Form S-3 (Registration No. 333-253480) filed with the Securities and Exchange Commission on February 25, 2021 (the “2021 Registration Statement”). In connection with the filing of the Original Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $32,730. No shares were sold under the Original Prospectus Supplement. The 2021 Registration Statement expired on February 25, 2024 and the Company has terminated the offering that included the unsold shares of common stock under the Original Prospectus Supplement.

Pursuant to Rule 457(p) under the Securities Act, the registration fee of $32,730 that has already been paid and remains unused with respect to the securities that were previously registered pursuant to the Original Prospectus Supplement and were not sold thereunder is being applied to offset against the filing fee of $44,280 due for this offering. The remaining balance of the registration fee, $11,550, has been paid in connection with this offering.